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                                 EXHIBIT INDEX

(e)(1) Distribution Agreement, effective as of Oct. 1, 2005, amended and restated as of Aug. 1, 2006, between Registrant and Ameriprise Financial Services, Inc.

(e)(2) Distribution Agreement, effective as of Aug. 1, 2006, between Registrant and RiverSource Distributors, Inc.

(h)(5) Class Y Shareholder Service Agreement, dated as of Aug. 1, 2006, between Registrant and RiverSource Distributors, Inc.

(m)(2) Plan and Agreement of Distribution, dated as of Aug. 1, 2006, between Registrant and RiverSource Distributors, Inc.